UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2011

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 509-489-0500

Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2011, the Board of Directors of Avista Corporation (Avista Corp. or the Company) decided to increase the number of board members from 9 to 11 and elected Donald C. Burke and Rick R. Holley to fill the two vacancies and serve as directors on the board effective August 1, 2011.

Mr. Burke, 50, currently serves as an independent trustee for the Goldman Sachs mutual fund complex, which consists of a broad range of investment portfolios for retail and institutional investors managed by Goldman Sachs Asset Management, L.P. and certain affiliates, a position he has held since August 2010. In connection with his role as trustee, Mr. Burke serves on the following committees of the Goldman Sachs Asset Management Board: Audit, Compliance, Contract Renewal, and Governance & Nominating. Prior to that, he was a trustee for Blackrock, Inc., an independent investment management firm, from October 2006 to August 2010. He also served as Managing Director, President and Chief Executive Officer for Blackrock U.S. Funds from October 2006 to July 2009. From May 1990 to September 2006, Mr. Burke held several positions at Merrill Lynch Investment Managers, including Managing Director, First Vice President, Vice President, Chief Financial Officer and Treasurer, and Director of Taxation. Before joining Merrill Lynch Investment Managers, Mr. Burke worked as tax manager at Deloitte & Touche. Mr. Burke earned a Bachelor’s degree in accounting and economics from the University of Delaware and a Master’s degree in taxation from Pace University. Mr. Burke is also a Certified Public Accountant.

Mr. Holley, 59, currently serves as President, Chief Executive Officer and a board member of Plum Creek Timber Company, Inc. (Plum Creek), positions he has held since 1994. Prior to becoming President and Chief Executive Officer of Plum Creek, Mr. Holley was Vice President and Chief Financial Officer of Plum Creek from 1985 to 1993. Prior to joining Plum Creek, Mr. Holley worked at Burlington Northern, Inc. and the General Electric Company. Currently, Mr. Holley serves as chairman of the National Alliance of Forestland Owners, as director of Sustainable Forestry Initiative, Inc., and as a trustee of the American Forest Foundation. In addition, he is a member of the 12th District Federal Reserve Bank’s Economic Advisory Council. Mr. Holley earned a Bachelor’s degree in accounting and business administration from San Jose State University and attended the Advanced Executive Program at Northwestern University.

Mr. Burke and Mr. Holley will stand for election to the board at the next annual meeting of shareholders on May 10, 2012. Mr. Burke was appointed to serve on the Audit Committee and the Finance Committee of the board. Mr. Holley was appointed to serve on the Energy, Environmental and Operations Committee and the Finance Committee of the board. As directors, Mr. Burke and Mr. Holley will receive compensation consistent with the other non-employee directors of Avista Corp. as disclosed in Avista Corp.’s definitive Proxy Statement dated March 31, 2011. This includes an annual retainer of $98,000, of which a minimum of $30,000 is paid in Company common stock. Directors are also paid $1,500 for each meeting of the Board or any Committee meeting of the Board. Directors who serve as Board Committee Chairs receive an additional $5,000 annual retainer, with the exception of the Audit Committee Chair, who receives an additional $10,000 annual retainer. The Lead Director receives an additional annual retainer of $15,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date: May 18, 2011	/s/ Marian M. Durkin
Marian M. Durkin
Senior Vice President, General Counsel and Chief Compliance Officer